                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              LABELCLICK.COM, INC.

        Labelclick.com, Inc. (the "Corporation"), a corporation organized and existing under the Business Corporation Act (the "Act") of the State of Florida,
does hereby certify:

        I.      The Corporation, pursuant to the provisions of Section 607.1007 of the Act, hereby adopts these Amended and Restated Articles of Incorporation which accurately restate and integrate the Amended and Restated Articles of
Incorporation filed on March 3, 2000 and all amendments thereto that are in effect to date as permitted by Section 607.1007 of the Florida Statutes.

        II.     Each amendment made by these Amended and Restated Articles of
Incorporation (the "Restated Articles") has been effected in conformity with the provisions of the Act, the Restated Articles and each amendment thereto were duly approved and adopted by written consent of the Corporation's Board of
Directors and Shareholders on January 11, 2001, and the vote cast for the amendments contained herein was sufficient for approval of such amendments.

        III.    The original Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the Amended and Restated Articles which are as follows:

                                    ARTICLE I
                                      NAME

        The name of the Corporation is Vertical Health Solutions, Inc.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS

The Corporation's principal office and the mailing address of the Corporation are:

                           12505 Starkey Road, Suite A
                              Largo, Florida 33773

                                   ARTICLE III
                                     PURPOSE

        The nature of the business and the purpose for which the Corporation is formed are to engage in any lawful acts or activities for which a corporation may be organized under the Act.

Fax Audit No.:H010000104157              1
Julio C. Esquivel, Esquire
Schumaker, Loop & Kendrick, LLP
101 East Kennedy Avenue, Suite 2800
Tampa, Florida 33602
813/227-2325
Bar No.: 0940380

                                   ARTICLE IV
                                  CAPITAL STOCK

        The total number of shares of all classes of capital stock which the
Corporation shall have the authority to issue is Fifty Three Million
(53,000,000) shares, consisting of (i) Forty Eight Million (48,000,000) shares of common stock, $.001 par value per share (the "Common Stock"), and (ii) Five
Million (5,000,000) shares of preferred stock, $.001 par value per share (the
"Preferred Stock"). The Preferred Stock may be issued from time to time by the
Board of Directors as shares of one or more series. Subject to the terms contained in any designation of a series of Preferred Stock and to limitations prescribed by law, the Board of Directors is expressly authorized, at any time and from time to time, to fix by resolution the designation and relative powers, preferences and rights and the qualifications and limitations thereof relating to the shares of each such class or series of Preferred Stock. The authority of the Board of Directors with respect to the provisions for shares of any class of
Preferred Stock or any series of any class of Preferred Stock shall include, but not be limited to, the following:

                (1) the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

                (2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                (3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

                (4) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                (5) the amount or amounts payable upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the
        Corporation;

Fax Audit No.:H010000104157              2
Julio C. Esquivel, Esquire
Schumaker, Loop & Kendrick, LLP
101 East Kennedy Avenue, Suite 2800
Tampa, Florida 33602
813/227-2325
Bar No.: 0940380

                (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                (7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities or cash or other property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

                (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

                (10) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

                (11) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Florida.

                                    ARTICLE V
                                 INDEMNIFICATION

        The Corporation shall, to the full extent permitted by Florida law, indemnify any person who is or was a director or officer of the Corporation or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The
Corporation may, to the full extent permitted by Florida law, indemnify any person who is or was an employee or agent of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Fax Audit No.:H010000104157              3
Julio C. Esquivel, Esquire
Schumaker, Loop & Kendrick, LLP
101 East Kennedy Avenue, Suite 2800
Tampa, Florida 33602
813/227-2325
Bar No.: 0940380

                               ARTICLE V INITIAL
                          REGISTERED AGENT AND OFFICE

        The name of the initial registered agent of the Corporation and the street address of the initial registered office of the Corporation are as follows:

                             Julio C. Esquivel, Esq.
                         Shumaker, Loop & Kendrick, LLP
                        101 E. Kennedy Blvd., Suite 2800
                                 Tampa, FL 33602

        IN WITNESS WHEREOF, the undersigned President has executed these Amended and Restated Articles of Incorporation January 11, 2001.

                                           /s/ Stephen Watters
                                           Stephen Watters, President

Fax Audit No.:H010000104157              4
Julio C. Esquivel, Esquire
Schumaker, Loop & Kendrick, LLP
101 East Kennedy Avenue, Suite 2800
Tampa, Florida 33602
813/227-2325
Bar No.: 0940380

                           CERTIFICATE OF DESIGNATION
                       REGISTERED AGENT/REGISTERED OFFICE

        Pursuant to the relevant provisions of the Florida Statutes, the undersigned Corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.

        1.      The name of the Corporation is Labelclick, Inc.

        2.      The name and street address of the registered agent and office in the
                State of Florida are:
                                              Julio C. Esquivel, Esq.
                                          Shumaker, Loop & Kendrick, LLP
                                         101 E. Kennedy Blvd., Suite 2800
                                                  Tampa, FL 33602

                                                     /s/ Stephen Watters
                                                     Stephen Watters

                                                     Dated: January 11, 2001

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE
ABOVE NAMED LIMITED LIABILITY COMPANY AT THE PLACE DESIGNATED IN THIS
CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO
ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL
STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM
FAMILIAR WITH AND ACCEPT THE OBLIGATION OF MY POSITION AS REGISTERED AGENT.

                                                     /s/ Julio C. Esquivel
                                                     Julio C. Esquivel
                                                     Registered Agent

                                                     Dated: January 11, 2001

Fax Audit No.:H010000104157              5
Julio C. Esquivel, Esquire
Schumaker, Loop & Kendrick, LLP
101 East Kennedy Avenue, Suite 2800
Tampa, Florida 33602
813/227-2325
Bar No.: 0940380